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                                   EXHIBIT 2.3
                                   -----------


                           Certificate of Amendment of
                          Articles of Incorporation of
                                 Game Data, Inc.






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         FILED
   IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

         FEB 23 1999
        No. C 2055-94
         Dean Heller
DEAN HELLER, SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION

                                       OF

                                 GAME DATA, INC.


         GAME DATA, INC., a corporation organized and existing under the laws of the State of Nevada, and its Articles of Incorporation originally filed with the Secretary of State for the State of Nevada on February 8, 1994, DOES HEREBY
CERTIFY:

         FIRST: That by consent resolution, the Board of Directors of Game Data, Inc., duly adopted the following resolutions:

                  RESOLVED, that Article IV of the Articles of Incorporation be amended as follows:

                           That the capital of the corporation shall consist of ten million (10,000,000) shares of the capital common stock, having no par value.

                  RESOLVED, that Article VI of the Articles of Incorporation be amended as follows:

                           That the members of the governing board shall be styled directors and the number of the first board of directors shall be one (1), provided, however, that the board of directors may at any meeting by resolution, increase the number of such board of directors to not more than seven (7) or decrease the number of such directors to not less than one (1).

                           The name and post office address of the first Board of Directors is as follows:

                                    Elia R. Tarantino
                                    2325 Robb Drive
                                    Reno, NV 89523

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         SECOND: That the total number of outstanding shares having voting power of the corporation is 3,480,000, and the total number of votes to be cast by the holders of all of said outstanding shares is 3,480,000.

         THIRD: The holders of all of the aforesaid total number of outstanding shares having voting power, to wit, shares, dispensed with the holding of a meeting of the stockholders and adopted the amendment herein certified by a consent in writing signed by all of them.

         DATED this 10th day of January, 1999.


                                                  GAME DATA, INC.


                                                  By:   /s/ Eric J. Maiss
                                                     ---------------------------
                                                     President, Eric J. Maiss


                                                  By:  /s/ Frank A. Roide
                                                     ---------------------------
                                                     Secretary, Frank A. Roide




STATE OF NEVADA   )
                  )ss.
COUNTY OF CLARK   )

         On this 10 day of February , 1999, personally appeared before me, a Notary Public, ERIC J. MAISS, who acknowledged to me that he executed the foregoing CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF GAME DATA, INC.



[Notarial Seal]                              /s/ Sally Moredich
                                             -------------------------------
                                             NOTARY PUBLIC






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STATE OF NEVADA   )
                  )ss.
COUNTY OF WASHOE  )

         On this 10th day of February , 1999, personally appeared before me, a Notary Public, FRANK A. ROIDE, who acknowledged to me that he executed the foregoing CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF GAME DATA, INC.



[Notarial Seal]                              /s/ Nancy D. Williams
                                             -----------------------------
                                             NOTARY PUBLIC





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